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                                                                       EXHIBIT 5

                                [TC&A LETTERHEAD]

(860) 725-6200

                                       June 21, 2005

Patriot National Bancorp, Inc.
900 Bedford Street
Stamford, CT 06901

     RE:   REGISTRATION STATEMENT OF FORM SB-2
           PATRIOT NATIONAL BANCORP, INC.

Ladies and Gentlemen:

     We have acted as counsel to Patriot National Bancorp, Inc., a Connecticut corporation (the "Company"), in connection with the rights offering and registration under the Securities Act of 1933, as amended, by the Company of an aggregate of up to $12,000,000 of shares of Common Stock, par value $2.00 per share (the "Shares"), of the Company and the related preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form SB-2 (the "Registration Statement"). In rendering the opinion set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of Connecticut.

     We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinion set forth below. As to matters of fact, we have examined and relied upon the representations of the Company contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials.

     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents and the validity and binding effect and enforceability thereof.

     Based on the foregoing, we are of the opinion that the Shares to be issued and sold by the Company have been duly authorized and, when issued and sold as contemplated in the Registration Statement, will be validly issued and outstanding, fully paid and non-assessable.

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     In rendering the opinion set forth above, we have not passed upon and do not purport to pass upon the application of securities or "blue-sky" laws of any jurisdiction (except federal securities laws).

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus which is part of such Registration Statement.

                                       Very truly yours,


                                       TYLER COOPER & ALCORN, LLP


                                       By: /s/ William W. Bouton, III
                                          -----------------------------
                                               William W. Bouton, III